Exhibit 10(a)
Execution Version

CREDIT AGREEMENT
dated as of May 5, 2023
among
Illinois Tool Works Inc.,
as Borrower

The Lenders,
and
ING Bank N.V., London Branch,
as Agent

i

ARTICLE XVI CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL	63
Section 16.1 CHOICE OF LAW	63
Section 16.2 CONSENT TO JURISDICTION	63
Section 16.3 WAIVER OF JURY TRIAL	63

SCHEDULES
SCHEDULE I    --    Payment Offices of the Agent
SCHEDULE 5.8    --    Subsidiaries of the Borrower
EXHIBITS
EXHIBIT A    --    Form of In-house Opinion
EXHIBIT B    --    Form of Borrowing Notice
EXHIBIT C    --    Assignment and Assumption Agreement
EXHIBIT D    --    Compliance Certificate
EXHIBIT E    --    Form of U.S. Tax Compliance Certificate
EXHIBIT F     --    Form of Note
EXHIBIT G        --    Lender Assumption Agreement
EXHIBIT H        --    Form of Conversion/Continuation Notice

CREDIT AGREEMENT
This Credit Agreement, dated as of May 5, 2023, is among Illinois Tool Works Inc., a Delaware corporation, as Borrower, ING Bank N.V., Dublin Branch, as the Initial Lender, and any other Lenders which may become party hereto from time to time, and ING Bank N.V., London Branch, as Agent.
RECITALS
WHEREAS, the Borrower has requested the Lenders to make a term loan to it in the principal amount of up to €1,000,000,000 (with provisions herein for an additional term loan of up to €300,000,000), the proceeds of which the Borrower will use for general corporate needs; and
WHEREAS, the Lenders are willing to make such term loan on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Lenders and the Agent agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Defined Terms. As used in this Agreement:
“Adjusted EURIBOR Rate” means, with respect to any Loan denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.
“Agent” means ING Bank N.V., London Branch, in its capacity as contractual representative of the Lenders pursuant to Article XI, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article XI; provided, that ING Bank N.V., London Branch shall be permitted to employ any of its Affiliates, as a contractual representative of the Lenders.
“Aggregate Commitment” means the aggregate of the Commitment and Incremental Commitment of all the Lenders from time to time pursuant to the terms hereof.

“Agreement” means this Credit Agreement, as it may be amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time.
“Agreement Accounting Principles” means generally accepted accounting principles as in effect from time to time in the United States.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower and its Affiliates concerning or relating to bribery or corruption.
“Anti-Money Laundering Laws” shall mean any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the USA Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).
“Applicable Margin” means, for any day, with respect to the Loan, 75.0 bps.
“Approved Electronic Platform” is defined in Section 11.2(a).
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Article” means an Article of this Agreement unless another document is specifically referenced.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.9.2.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of (i) any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, or (ii) in the case of a solvent Person, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority or instrumentality thereof under or based on the law of the country where such Person is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed, in any such case where such action does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benchmark” means, initially, the Adjusted EURIBOR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Adjusted EURIBOR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.9.2.
“Benchmark Replacement” means, for any Available Tenor, the sum of (a) the alternate benchmark rate that has been selected by the Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for credit facilities denominated in Euros at such time in the United States and (b) the related Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as determined pursuant to this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Euros at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “EURIBOR Interpolated Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of Borrowing Notices or prepayment notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the European Central Bank (or any successor thereto), an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof)

announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.9.2 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.9.2.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Blocking Regulations” is defined in Section 5.18.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” means Illinois Tool Works Inc., a Delaware corporation, and its successors and assigns.
“Borrowing Date” means the date on which a Loan is made hereunder.
“Borrowing Notice” is defined in Section 2.1.2.
“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City and London, England; provided that, in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day.
“Capitalized Lease” means any lease the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with Agreement Accounting Principles.
“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
“Central Bank Rate” means, the greater of (I)(A) one of the following three rates as may be selected by the Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central

Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time; plus (B) the applicable Central Bank Rate Adjustment and (II) the Floor.
“Central Bank Rate Adjustment” means, for any day, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate, on such day at approximately the time referred to in the definition of such term for deposits in Euros for a maturity of one month.
“Change in Control” means the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of fifty percent (50%) or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.
“Charges” is defined in Section 10.19.
“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
“Commitment” is defined in Section 2.1.1.
“Commitment Termination Date” means the earliest to occur of (a) 5:00 p.m., New York City time, on May 31, 2023; (b) the Borrowing Date or (c) the date on which the Commitment is terminated pursuant to Section 8.1.
“Communications” is defined in Section 11.2.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Total Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any extraordinary non-cash charges for such period and (v) any non-cash charges for such period related to plant closings or other restructurings of operations or to the writedown of assets (excluding, for the avoidance of doubt, any additions to bad debt reserves or bad debt expense and any such non-cash charge to the extent it represents an accrual of or a reserve for cash expenditures in any future period), and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary gains for such period, all determined on a consolidated basis in accordance with Agreement Accounting Principles.
“Consolidated Net Income” means, for any period, for any Person and its Subsidiaries on a consolidated basis (other than any Subsidiary which is restricted from declaring or paying dividends or otherwise advancing funds to its parent whether by contract or other similar obligation; provided that any such income so excluded may be included in such period or any later period to the extent of any cash dividends or advances actually paid in the relevant period to such parent or any Wholly-Owned Subsidiary of such parent), cumulative net income from continuing operations earned during such period as determined in accordance with Agreement Accounting Principles.
“Consolidated Subsidiary” means at any time any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such time in accordance with Agreement Accounting Principles.
“Consolidated Total Assets” means, as of any date of determination, the total of all assets which would appear on a consolidated balance sheet of the Borrower and its Subsidiaries prepared as of such date in accordance with Agreement Accounting Principles (with inventory being valued at the lower of cost or market) as reflected in the financial statements most recently delivered by the Borrower pursuant to Section 6.1(a) or (b).
“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.
“Conversion/Continuation Notice” is defined in Section 2.3.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” is defined in Section 10.20.
“Default” means an event described in Article VII.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loan or (ii) pay over to any Specified Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Specified Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Specified Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Specified Party’s receipt of such certification in form and substance satisfactory to it and the Agent, or (d) has become the subject of a (I) Bankruptcy Event or (II) Bail-in Action.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in a Person, and any and all warrants, rights or options to purchase any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR Interpolated Rate” means, at any time, with respect to any Loan denominated in Euros and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the EURIBOR Screen Rate) determined by the Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBOR Screen Rate for the longest period (for which the EURIBOR Screen Rate is available for Euros) that is shorter than the Impacted EURIBOR Rate Interest Period; and (b) the EURIBOR Screen Rate for the shortest period (for which the EURIBOR Screen Rate is available for Euros) that exceeds the Impacted EURIBOR Rate Interest Period, in each case, at such time.
“EURIBOR Rate” means, with respect to any Loan denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period; provided that, if the EURIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted EURIBOR Rate Interest Period”) with respect to Euros then the EURIBOR Rate shall be the EURIBOR Interpolated Rate.
“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.
“Euro” and “€” mean the single currency of the Participating Member States.
“Euro Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Euros, such amount, (b) if such amount is expressed in Dollars, the equivalent of such amount in Euros determined by using the rate of exchange for the purchase of Euros with Dollars last provided (either by publication or otherwise provided to the Agent) by the applicable Thomson Reuters Corp., Refinitiv, or any successor source thereto (“Reuters”) on the Business Day (London, England time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Euros with Dollars, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Agent in its reasonable discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Euros as determined by the Agent using any method of determination it deems appropriate in its reasonable discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Euros as determined by the Agent using any method of determination it deems appropriate in its reasonable discretion.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the

Borrower under Section 3.6) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.5, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in the Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.5(f) and (d) any withholding Taxes imposed under FATCA.
“Execution Date” means May 5, 2023.
“Exhibit” refers to an Exhibit to this Agreement, unless another document is specifically referenced.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Fee Letter” means that certain fee letter, dated as of the date hereof, executed by the Borrower, setting forth the applicable fees relating to this Agreement to be paid to the Agent and the Initial Lender.
“Financial Officer” means the Chief Financial Officer, Chief Accounting Officer, Controller, Treasurer, Vice President Business Development/Treasury or such other officer of the Borrower as may be designated by the Borrower from time to time.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted EURIBOR Rate, EURIBOR Rate, EURIBOR Interpolated Rate or the Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted EURIBOR Rate, EURIBOR Rate, EURIBOR Interpolated Rate or the Central Bank Rate shall be 0.0%.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any supra-national bodies (such as the European Union or the European Central Bank).
“Guaranty” of any Person means any agreement by which such person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any creditor of such other Person against loss, and shall include, without limitation, the contingent liability of such Person under or in relation to any letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable, but shall exclude endorsements for collection or deposit in the ordinary course of business.
“Illegality Notice” is defined in Section 3.3.
“Impacted EURIBOR Rate Interest Period” is defined in the definition of “EURIBOR Rate”.
“Incremental Commitment” is defined in Section 2.4.1.
“Incremental Effective Date” is defined in Section 2.4.5.
“Incremental Lender” is defined in Section 2.4.2.
“Incremental Loan” means the meaning specified in Section 2.4.1.
“Indebtedness” means, with respect to the Borrower and each Subsidiary, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations, and (vi) obligations for which such person is obligated pursuant to a Guaranty (excluding any Guaranties of obligations included in (i) through (v) above).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” is defined in Section 10.6.
“Ineligible Institution” means (a) a natural person, (b) the Borrower or any of its Affiliates or (c) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring the Loan or Commitment, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than the Euro Equivalent of $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business.
“Initial Lender” means ING Bank N.V., Dublin Branch, as the sole Lender on the Execution Date; provided that, for purposes of Sections 11.3, 11.4 and 11.5 hereunder, such term shall apply only for so long as any branch, office or affiliate of ING Bank N.V. is the Agent hereunder.
“Interest Coverage Ratio” means, for any period, the ratio of (i) Consolidated EBITDA for such period to (ii) Total Interest Expense for such period.

“Interest Payment Date” means the last day of each Interest Period applicable to the Loan, or, in the case of an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Termination Date.
“Interest Period” means the period commencing on the Borrowing Date of the Loan, in the case of the initial Interest Period, and thereafter on the last day of the immediately preceding Interest Period, as the case may be, and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark); provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.9.2(e) shall be available for specification in the Borrowing Notice or Conversion/Continuation Notice.
“IRS” means the United States Internal Revenue Service.
“Lender Assumption Agreement” is defined in Section 2.4.2.
“Lender-Related Person” is defined in Section 10.6.
“Lenders” means the Initial Lender, any Incremental Lender and the other lending institutions listed on the signature pages of this Agreement from time to time, and their respective successors and assigns.
“Lending Installation” means any office, branch, subsidiary or affiliate of a Lender or the Agent.
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).
“Loan” means, with respect to a Lender, such Lender’s loan made pursuant to Article II (including any Incremental Loan); provided that, if there are multiple Lenders, then such term shall mean each such loan or all such loans, as the context requires.
“Loan Documents” means this Agreement, the Fee Letter, any Notes issued pursuant to Section 2.12 and any agreements entered into in connection herewith by the Borrower with or in favor of the Agent and/or the Lenders, including, in each case of the foregoing, any amendments, modifications or supplements thereto or waivers thereof.
“Material Adverse Effect” means a material adverse effect on (a) the business, Property, financial condition, or results of operations, of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its payment obligations under the Loan

Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.
“Material Subsidiary” means, at any time, any Subsidiary which as of such time has assets in excess of the Euro Equivalent of $50,000,000.
“Maximum Rate” is defined in Section 10.19.
“Note” means any of the Notes which may be issued hereunder, substantially in the form of Exhibit F.
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loan, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 3.6).
“Participants” is defined in Section 13.2.1.
“Participant Register” is defined in Section 13.2.4.
“Payment” is defined in Section 11.5.
“Payment Notice” is defined in Section 11.5.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.
“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA as to which the Borrower or any member of the Controlled Group may have any liability.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Purchasers” is defined in Section 13.3.1.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” is defined in Section 10.20.
“Recipient” means, as applicable, (a) the Agent and (b) any Lender.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting or (2) if such Benchmark is not the EURIBOR Rate, the time determined by the Agent in its reasonable discretion.
“Regulation D” means Regulation D of the Board as from time to time in effect and any successor thereto or other regulation or official interpretation of the Board relating to reserve requirements applicable to member banks of the Federal Reserve System.
“Regulations U and X” means Regulations U and X of the Board as from time to time in effect and any successor or other regulations or official interpretations of the Board relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, partners, representatives and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means with respect to a Benchmark Replacement in respect of any Loan denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto.
“Rentals” means and includes all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Borrower or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Borrower or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, Taxes and similar charges. Fixed rents under any so called, “percentage leases” shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.
“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Required Lenders” means (a) the Initial Lender, for so long as it remains the sole Lender, or (b) thereafter, Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the aggregate unpaid principal amount of the outstanding Loan; provided that if at any time there are only two unaffiliated Lenders, “Required Lenders” shall mean the Initial Lender and the other Lender.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.
“Sanctioned Person” means (a) any Person who is the subject of or target of any Sanctions or (b) without limiting the foregoing, an agency of the government of a Sanctioned Country or a Person controlled by a Sanctioned Country.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.
“SEC” means the United States Securities and Exchange Commission.
“Section” means a numbered section of this Agreement, unless another document is specifically referenced.
“Single Employer Plan” means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.
“Specified Party” means the Agent and each other Lender.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Agent is subject with respect to the Adjusted EURIBOR Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitment or the funding of the Loan. Such reserve percentage shall include those imposed pursuant to Regulation D. Any Loan for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subsidiary” of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled,

directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.
“Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).
“Supported QFC” is defined in Section 10.20.
“TARGET Day” means any day on which T2 is open for the settlement of payments in Euro.
“T2” means the real time gross settlement system operated by the Eurosystem, or any successor thereto reasonably determined by the Agent to be a suitable replacement.
“Taxes” means all present or future taxes, duties, levies, imposts, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” means May 3, 2024, subject to any extension thereof pursuant to Section 2.6.4, or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated (other than pursuant to clause (b) of the “Commitment Termination Date” definition) and/or the Obligations of the Borrower become due and payable pursuant to the terms hereof.
“Total Interest Expense” means, for any period, for any Person and its Subsidiaries on a consolidated basis, total cash interest expense deducted in the computation of Consolidated Net Income for such period (including that attributable to Capitalized Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs of rate hedging in respect of interest rates to the extent such net costs are allocable to such period in accordance with Agreement Accounting Principles).
“Transferee” is defined in Section 13.4.
“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.
“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.
“USA Patriot Act” is defined in Section 10.15.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” is defined in Section 10.20.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.5(f)(ii)(B)(3).
“Wholly Owned”, when used in connection with any Subsidiary means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly Owned Subsidiaries of such Person, or by such Person and one or more Wholly Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.
Section 1.2    Currency Symbols and Definitions. As used herein, “$” and “Dollars” denote the lawful currency of the United States of America, and “€”, “EUR” and “Euro” denote the single currency of the participating member states of the European Economic Union.
Section 1.3    Interest Rates; Benchmark Notification. The interest rate on the Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.9.2(b) provides a mechanism for determining an alternative rate of interest. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.4    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II
THE CREDITS
Section 2.1    The Facility.
Section 2.1.1    The Commitment. Subject to the terms and conditions set forth herein, the Lenders agree, severally and not jointly, to make, at any time prior to the Commitment Termination Date, a term loan, in Euros, to the Borrower, which Loan shall be made as a single borrowing in a principal amount not to exceed €1,000,000,000 (the “Commitment”). The Loan once repaid, in full or in part, may not be re-borrowed. The Commitment shall automatically terminate on the Commitment Termination Date.
Section 2.1.2    The Loan. To request the Loan, the Borrower shall give the Agent irrevocable notice (a “Borrowing Notice”) substantially in the form of Exhibit B hereto, not later than 3:00 p.m., London, England time, three Business Days before the date of the proposed Loan. Upon receipt of the Borrowing Notice in accordance with this Section 2.1.2, and satisfaction of the conditions precedent set forth in Article IV, not later than noon (local time in the city of the Agent’s Payment Office) on the Borrowing Date, the Lenders shall make available the amount of the requested Loan in funds as may then be customary for the settlement of international transactions in Euros in the city of and at the address of the Agent’s Payment Office to the Agent at its address specified pursuant to Article XIV. The Agent will make the funds so received from the Lenders available to the Borrower at an account of the Borrower specified in the Borrowing Notice.
Section 2.2    [Reserved].

Section 2.3    Conversion and Continuation. At the end of each Interest Period, the Loan shall be automatically continued with an Interest Period of the same tenor as the prior Interest Period unless (i) the Loan is or was repaid in accordance with Section 2.8 or (ii) the Borrower shall give the Agent irrevocable notice, substantially in the form of Exhibit H (a “Conversion/Continuation Notice”) not later than 3:00 p.m. (London, England time) at least four Business Days prior to the date of the requested conversion or continuation, specifying:
(x)    the requested date which shall be a Business Day, of such conversion or continuation, and
(y)    the duration of the Interest Period (which must end on or prior to the Termination Date).
Section 2.4    Incremental Commitment.
2.4.1    Incremental Loan. At any time on or after the Incremental Effective Date, but before the first anniversary of the Closing Date (on one occasion), the Borrower may, by prior written notice to the Agent in the form of a Borrowing Notice, request an additional Loan (the “Incremental Loan”) in an aggregate amount of principal and commitment not to exceed €300,000,000 (the “Incremental Commitment”). Such Borrowing Notice shall (a) set forth the amount of the Incremental Loan and the initial Interest Period therefor and (b) set forth the date on which such Incremental Loan is requested to become effective (which shall be not less than three Business Days nor more than sixty days after the date of such Incremental Loan notice (or such longer or shorter periods as the Agent shall agree in its sole discretion)).
2.4.2    Incremental Conditions. The following shall be conditions precedent to the effectiveness of any Incremental Loan: (a) each Lender agreeing to provide an Incremental Commitment (each such Lender, an “Incremental Lender”) shall have delivered to the Agent, by no later than 3:00 p.m. (London, England time) on the Incremental Effective Date, an appropriate Lender Assumption Agreement in substantially the form of Exhibit G hereto (a “Lender Assumption Agreement”), duly executed by such Incremental Lender and the Borrower, (b) no Default or Unmatured Default shall have occurred and be continuing immediately prior to and immediately after giving effect to the Incremental Loan, (c) the representations and warranties set forth in Article V shall be deemed to be made and shall be true and correct in all material respects (or in all respects if already qualified as to materiality) on and as of the effective date of such Incremental Loan (except to the extent such representations and warranties relate to an earlier date, in which case they shall be true and correct in all material respects, or in all respects if already qualified as to materiality, as of such earlier date), (d) the Borrower shall be in pro forma compliance with the financial covenant in Section 6.11 on the date of incurrence of the Incremental Loan and as of the end of the immediately preceding fiscal quarter for which financial statements have been delivered, in each case after giving effect to such increase and (e) in the event the Incremental Commitment does not become effective on the Execution Date, the Agent shall have received (with copies for each Lender, including each such Incremental Lender) by no later than 3:00 p.m. (London, England time) on the applicable Incremental Effective Date a certificate of a Financial Officer, stating that the Board of Directors of the Borrower has adopted resolutions authorizing the Borrower to borrow money pursuant to this Agreement from time to time in an aggregate principal amount at any one time outstanding in an amount at least equal to the Aggregate Commitment, after giving effect to the pending Incremental Commitment, and that such resolutions remain in full force and effect and have not been modified or rescinded or attaching and certifying, if applicable, any amendments to such resolutions or supplemental borrowing resolutions. The Borrowing Notice delivered pursuant to Section 2.4.1 shall constitute a representation and warranty by the Borrower that the conditions contained in the preceding clauses (b), (c), and (d), have been satisfied.

2.4.3    Incremental Terms. The terms of the Incremental Loan shall be the same as the initial Loan made hereunder in all respects.
2.4.4    Incremental Commitment.
(a)No Lender shall be required to make the Incremental Loan except pursuant to a Lender Assumption Agreement signed by such Lender.
(b)In the event that the existing Lenders do not agree to make the Incremental Loan in an amount equal to the amount requested by the Borrower, to achieve the full amount of a requested increase and subject to the approval of the Agent (not to be unreasonably withheld or delayed), the Borrower may also invite additional financial institutions (that are not Ineligible Institutions) to become Lenders pursuant to a Lender Assumption Agreement.
2.4.5    Incremental Amendments. Upon the execution and delivery of all documentation and satisfaction of all conditions required by this Section 2.4 in connection with an Incremental Commitment (the date thereof, the “Incremental Effective Date”), this Agreement shall be deemed amended without further action by any party to reflect each Incremental Lender and its Incremental Commitment.
2.4.6    Inconsistent Provisions. This Section 2.4 shall supersede any provisions in Section 8.2 to the contrary.
Section 2.5    [Reserved].
Section 2.6    Fees; Extension of Termination Date.
2.6.1    Fees.
(a)Initial Lender Fees. The Borrower hereby agrees to pay to the Agent for the account of the Initial Lender the relevant fees described in the Fee Letter on the Execution Date. Such fees shall be payable in full upon the Execution Date, shall be fully earned when paid and shall not be refundable for any reason whatsoever, unless specifically provided in the Fee Letter.
(b)Certain Other Fees. The Borrower agrees to pay to the Agent, for its own account, fees payable in the amounts and at the times separately agreed upon among the Borrower and the Agent in the Fee Letter or otherwise in writing.
2.6.2    [Reserved].
2.6.3    [Reserved].
2.6.4    Extension of Termination Date. So long as no Default or Unmatured Default has occurred and is continuing, the Borrower may on up to two occasions, upon at least 30 days and not more than 45 days prior to the then scheduled Termination Date (whether May __, 2024 or, if extended, November __, 2024), by written notice to the Agent (who shall promptly provide a copy of such notice to each Lender), extend the Termination Date by six months.
Section 2.7    [Reserved].

Section 2.8    Optional Principal Payments. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, the entire principal amount of the Loan then outstanding, or, in case less than the entire principal amount thereof then outstanding, in a minimum aggregate amount of €10,000,000 or any integral multiple of €1,000,000 in excess thereof (or the Dollar Equivalent thereof), upon three Business Days’ prior notice to the Agent.
Section 2.9    Alternate Rate of Interest.
2.9.1    [Reserved].
2.9.2    Alternate Rate of Interest. Subject to subclauses (a), (b), (c), (d) and (e) of this Section 2.9.2, if:
(a)the Agent determines (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for the Loan, that adequate and reasonable means do not exist for ascertaining the Benchmark (including because the EURIBOR Screen Rate is not available or published on a current basis), for such Interest Period; or
(b)the Agent is advised by the Required Lenders that prior to the commencement of any Interest Period for the Loan, the Benchmark for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) for such Interest Period;
(c)then the Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Borrowing Notice in accordance with the terms of Section 2.6, any Borrowing Notice that requests a Loan shall be ineffective. Furthermore, if the Loan is outstanding on the date of the Borrower’s receipt of the notice from the Agent referred to in this Section 2.9.2, then until (x) the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Borrowing Notice in accordance with the terms of Section 2.6, the Loan shall, on the last day of the applicable Interest Period bear interest at the Central Bank Rate plus the Applicable Margin; provided that, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate cannot be determined, the Loan shall be prepaid in full by the Borrower on such day.
(d)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then if a Benchmark Replacement is determined in accordance with the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(e)Notwithstanding anything to the contrary herein or in any other Loan Document, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(f)The Agent will promptly notify the Borrower and the Lenders of (1) any occurrence of a Benchmark Transition Event, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes, (4) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (g) below and (5) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, the requisite Lenders pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.9.2.
(g)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the EURIBOR Rate) and either (a) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (b) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (a) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (b) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(h)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Loan to be made during any Benchmark Unavailability Period and, failing that, such request shall be ineffective. Furthermore, if the Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period , then until such time as a Benchmark Replacement for Euros is implemented pursuant to this Section 2.9.2, the Loan shall, on the last day of the applicable Interest Period bear interest at the Central Bank Rate plus the Applicable Margin; provided that, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate cannot be determined, the Loan shall be prepaid by the Borrower on such day.
Section 2.10    Rate After Maturity. If the Loan is not paid at maturity, whether by acceleration or otherwise, it shall bear interest until paid at the rate applicable thereto plus 2% per annum, payable upon demand.
Section 2.11    Payment on Termination Date; Method of Payment.

2.11.1    The Borrower shall repay to the Agent for the account of the Lenders all unpaid principal and any other amounts outstanding in respect of the Loan in full on the Termination Date, unless accelerated sooner pursuant to Section 8.1.
2.11.2    All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at (except as set forth in the next sentence) the Agent’s address specified pursuant to Article XIV, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. All payments to be made by the Borrower hereunder shall be made in Euros on the date due in such funds as may then be customary for the settlement of international transactions in Euros for the account of the Agent, at its Payment Office for such currency and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at with respect to the Loan, in the funds received from the Borrower at the address of the Agent’s Payment Office.
Section 2.12    Noteless Agreement; Evidence of Indebtedness.
(a)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Loan made by such Lender to such Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)The Agent shall also maintain accounts in which it will record (i) the amount of the Loan made to the Borrower hereunder and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender’s share thereof.
(c)The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.
(d)Any Lender may request that the Loan be evidenced by a Note. If a Lender makes such request, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender. Thereafter, the Loan shall be evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 13.3) be represented by a Note payable to the payee named therein, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (a) and (b) above.
Section 2.13    Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend the Loan and transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by a Financial Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

Section 2.14    Interest Payment Dates; Interest and Fee Basis.
2.14.1    The Loan shall bear interest on the unpaid principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at a rate per annum equal to the Benchmark for such Interest Period plus the Applicable Margin. All accrued (and theretofore unpaid) interest on the Loan shall be payable (A) in arrears on each applicable Interest Payment Date, (B) on the date of any prepayment (including as a result of any Default) on the amount so prepaid and (C) at maturity (whether at stated maturity, by acceleration or otherwise) and, after such maturity, on demand. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any bankruptcy, insolvency, or other similar law as now or hereafter in effect.
2.14.2    Interest on the Loan and the fees shall be calculated for actual days elapsed on the basis of a 360-day year. If any payment of principal of or interest on the Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.
2.14.3    [Reserved].
2.14.4    Each determination by the Agent of an interest rate or fee or other amount payable hereunder shall be conclusive and binding, absent manifest error.
2.14.5    No Interest Period may end after the Termination Date.
Section 2.15    Notification of Loan, Interest Rates and Prepayments. Promptly after receipt thereof, the Agent will notify each Lender of the contents of the Borrowing Notice and each Conversion/Continuation Notice and each repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to the Loan promptly upon determination of such interest rate.
Section 2.16    Lending Installations. Each Lender may book its Loan at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with Article XIV, designate replacement or additional Lending Installations through which the Loan will be made by it and for whose account Loan payments are to be made.
Section 2.17    Non Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of the Loan or (b) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Adjusted EURIBOR Rate for a maturity of one month for such day for the first three days and, thereafter, the interest rate applicable to the Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the Loan.
Section 2.18    [Reserved].
Section 2.19    Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article II and Article IV with respect to the Loan, if there shall occur on or prior to the date of the Loan any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Agent or the Required Lenders make it impracticable for the Loan to be denominated in Euros, then the Agent shall forthwith give notice thereof to the Borrower and the Lenders, and the Loan shall not be made on the Borrowing Date, unless the Borrower notifies the Agent at least one Business Day before such date that it elects to borrow on such date in a different currency to be agreed with the Agent and the Lenders, as the case may be, in which the denomination of the Loan would in the opinion of the Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Euro Equivalent of the aggregate principal amount specified in the related Borrowing Notice or Conversion/Continuation Notice, as the case may be.
Section 2.20    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Agent’s London office or the Amsterdam office of ING Bank N.V. (at the Agent’s election) on the Business Day preceding that on which final, non appealable judgment is given. The obligations of the Borrower in respect of any sum due to any Lender or the Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 13.2, such Lender or the Agent, as the case may be, agrees to remit such excess to the Borrower.
Section 2.21    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)[Reserved];
(b)any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8.4 or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 12.1 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as the Borrower may request (so long as no

Unmatured Default or Default exists), to the funding of the Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to the Loan under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; fifth, so long as no Unmatured Default or Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of the Loan in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) the Loan was made at a time when the conditions set forth in Section 4.3 were satisfied or waived, such payment shall be applied solely to pay the Loan of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of the Loan of such Defaulting Lender until such time as the Loan is funded. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and
(c)the Commitment and principal amount of the outstanding Loan of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 8.2); provided, that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby.
The Agent shall provide written notice to any Lender determined by the Agent to be a Defaulting Lender hereunder (and the Agent shall provide a copy of such determination to the Borrower). In the event that the Agent and the Borrower agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, if the Loan is outstanding on such date, such Lender shall purchase, at par plus the amount of all accrued and unpaid interest thereon, a portion of the Loan of the other Lenders as the Agent shall determine may be necessary in order for such Lender to hold a proportion of the Loan in accordance with its applicable Commitment percentage.
ARTICLE III
YIELD PROTECTION; TAXES
Section 3.1    Yield Protection. If, on or after the date of this Agreement, any Change in Law:
(a)subjects any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto or
(b)imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit, compulsory loan or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Recipient or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to the Loan), or

(c)imposes any other condition, cost or expense (other than Taxes) the result of which is to increase the cost to any Recipient or any applicable Lending Installation of making, funding or maintaining the Loan or reduces any amount receivable by any Recipient or any applicable Lending Installation in connection with the Loan, or requires any Recipient or any applicable Lending Installation to make any payment calculated by reference to the amount of the Loan held or interest received by it, by an amount deemed material by such Recipient, and the result of any of the foregoing is to increase the cost to such Recipient or applicable Lending Installation of making, converting into, continuing or maintaining the Loan (or of maintaining its obligation to make the Loan) or to reduce the return received by such Recipient or applicable Lending Installation in connection with the Loan (or of maintaining its obligation to make the Loan), then, within 15 days of demand by such Recipient, the Borrower shall pay such Recipient such additional amount or amounts as will compensate such Recipient for such increased cost or reduction in amount received.
Section 3.2    Increased Costs.
3.2.1    If any Change in Law shall:
(a)impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted EURIBOR Rate);
(b)impose on any Lender or the applicable interbank market for Euros any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loan; or
(c)subject any Recipient to any Taxes (other than Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender, or such other Recipient of making, continuing, converting or maintaining the Loan (or of maintaining its obligation to make the Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender, or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered; provided that as to any Lender seeking compensation under this Section 3.2.1, such Lender shall only be compensated to the extent such Lender is then generally seeking compensation from similarly situated customers under agreements related to similar credit transactions that include provisions similar to this Section 3.2.1 and the definition of “Change in Law.”
3.2.2    If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loan, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
3.2.3    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Sections 3.2.1 or 3.2.2 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.
3.2.4    Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 3.3    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund the Loan whose interest is determined by reference to the Adjusted EURIBOR Rate, or to determine or charge interest based upon the Adjusted EURIBOR Rate, then, upon notice thereof by such Lender to the Borrower (through the Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make the Loan shall be suspended until each affected Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Agent), prepay or, if applicable, convert the reference used to determine the interest on the Loan from Adjusted EURIBOR Rate to the Central Bank Rate on the last day of each applicable Interest Period therefor (if applicable), if all affected Lenders may lawfully continue to maintain the Loan to such day, or immediately, if any Lender may not lawfully continue to maintain the Loan to such day, in each case until the Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted EURIBOR Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.4.
Section 3.4    Funding Indemnification. If any payment of the Loan occurs on a date which is not the last day of an applicable Interest Period, whether because of acceleration, prepayment or otherwise, or the Loan is not made on the date requested by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any actual, out-of-pocket loss or cost incurred by it resulting therefrom, including, without limitation, any actual loss or cost in liquidating or employing deposits acquired to fund or maintain the Loan.
Section 3.5    Withholding of Taxes; Gross-Up.
(a)Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.5) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for, Other Taxes.
(c)Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.5, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
(d)Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.2.4 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with this Agreement, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to setoff and apply any and all amounts at any time owing to such Lender under this Agreement or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (e).
(f)Status of Lenders.
i.Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the

Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.5(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
ii.Without limiting the generality of the foregoing,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:
1)In the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
2)an executed copy of IRS Form W-8ECI;
3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E; or

4)to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
iii.Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(g)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 3.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.5 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.5(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.5(g) in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.5(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)Survival. Each party’s obligations under this Section 3.5 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all obligations under this Agreement.
Section 3.6    Mitigation of Additional Costs or Adverse Circumstances. If, in respect of any Lender, circumstances arise which would or would upon the giving of notice result in an increase in the liability of the Borrower to such Lender under Section 3.1, 3.2, 3.3 or 3.5; or the unavailability of a Benchmark under Section 2.9.2; then, without in any way limiting, reducing or otherwise qualifying the Borrower’s obligations under any of the clauses referred to above in this Section 3.6, such Lender shall promptly upon becoming aware of the same notify the Agent thereof and shall, in consultation with the Agent and the Borrower and to the extent that it can do so without prejudice to its own position, take such reasonable steps as may be reasonably open to it to mitigate the effects of such circumstances (including, without limitation, (i) the transfer of its Loan to a Lending Installation in another jurisdiction, (ii) the assignment of its rights and obligations hereunder to another bank or other entity willing to participate in this facility or (iii) the restructure of its participation in this facility in a manner which will avoid the event in question and on terms mutually acceptable to such Lender, the Agent and the Borrower). If and so long as a Lender has been unable to take, or has not taken, steps acceptable to the Borrower to mitigate the effect of the circumstances in question, or if any Lender has become a Defaulting Lender, such Lender shall be obliged, at the written request of the Borrower, to assign all its rights (other than its existing rights to payments pursuant to Sections 3.1, 3.2, 3.3 and 3.5) and obligations hereunder to another bank or other entity nominated by the Borrower with the approval of the Agent and willing to participate in the facility in place of such Lender; provided that such other bank or entity satisfies all of the requirements of this Agreement including, but not limited to, providing the forms required by Sections 3.5(f) and 13.3.3. Notwithstanding any such assignment, the obligations of the Borrower under Sections 3.1, 3.2, 3.3, 3.5 and 10.6 shall survive any such assignment and be enforceable by such Lender.
Section 3.7    Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Loan to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2, and 3.5 or to avoid the unavailability of a Benchmark under Section 2.9.2, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with the Loan shall be calculated as though each Lender funded the Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Adjusted EURIBOR Rate applicable to such Loan, whether in fact that is the case or not; provided, that such Lender need not disclose any information that is confidential or to the extent prohibited by law or regulation. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.3, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement. Notwithstanding any contrary provision of this Article III, the Borrower shall not be required to make any payments to any Lender pursuant to Sections 3.1 or 3.2 with respect to periods of time more than 90 days prior to the date upon which such Lender’s written statement in accordance with the terms of this Section 3.7 is first delivered to the Borrower.
ARTICLE IV
CONDITIONS PRECEDENT
Section 4.1    Effectiveness. This Agreement shall not become effective until the date on which the Borrower has furnished or caused to be furnished to the Agent with sufficient copies for the Lenders:
(a)Copy of a certificate of good standing of the Borrower certified by the appropriate governmental officer in its jurisdiction of incorporation.
(b)Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its restated certificate of incorporation, together with all amendments, of its by- laws and of its Board of Directors’ resolutions authorizing the execution of the Loan Documents.
(c)An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.
(d)A certificate, signed by the Financial Officer of the Borrower, stating that on such date no Default or Unmatured Default has occurred and is continuing.
(e)A certificate, signed by the Financial Officer of the Borrower, stating that on such date the representations and warranties contained in the Loan Documents are true and correct in all material respects.
(f)A written opinion of in-house counsel to the Borrower as to the capacity and authority of the Borrower, in substantially the form of Exhibit A hereto.
(g)[Reserved].
(h)[Reserved].
(i)The Agent shall have received all fees and other amounts due and payable on or prior to the Execution Date, including, to the extent invoiced,

reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder.
(j)The Initial Lender shall have received, at least five days prior to the Execution Date, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” rules and regulations and Anti-Money Laundering Laws, including the USA Patriot Act, to the extent requested by the Initial Lender in writing to the Borrower at least 10 days prior to the Execution Date.
(k)Such other documents as the Initial Lender or its counsel may have reasonably requested.
If the Borrowing Notice delivered pursuant to Section 2.1.2 is delivered on the Effective Date and signed by a Financial Officer, it shall constitute a signed certificate of the Borrower that the conditions contained in Section 4.1(d) and (e) have been satisfied.
Section 4.2    [Reserved].
Section 4.3    Conditions to Making the Loan. No Lender shall be required to make the Loan unless on the Borrowing Date:
(a)Prior to and after giving effect to the Loan there exists no Default or Unmatured Default.
(b)The representations and warranties contained in the Loan Documents are true and correct in all material respects as of such Borrowing Date (except (i) for the representations and warranties set forth in Sections 5.5 and 5.7, which relate solely to, and were true and correct in all material respects as of, the date of this Agreement, (ii) such other representations and warranties which expressly relate solely to, and were true and correct in all material respects as of, an earlier date, and (iii) that any such representation and warranty qualified by materiality or Material Adverse Effect is (or, as applicable, was) true and correct in all respects as of the applicable date referred to above).
The Borrowing Notice shall constitute a representation and warranty by the Borrower that the conditions contained in Section 4.3(a) and (b) have been satisfied.
SECTION V
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Agent and the Lenders that:
Section 5.1    Corporate Existence and Standing. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.
Section 5.2    Authorization and Validity. The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents have been duly executed and delivered by, and constitute legal, valid and binding obligations of, the Borrower enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, or by general equitable principles.
Section 5.3    No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Material Subsidiaries or the Borrower’s or any Material Subsidiary’s articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Material Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or a Material Subsidiary pursuant to the terms of any such indenture, instrument or agreement, in any such case which violation, conflict, default, creation or imposition could reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.
Section 5.4    Financial Statements. The December 31, 2022 financial statements of the Borrower and its Consolidated Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the financial condition of the Borrower and its Consolidated Subsidiaries at such date and the results of their operations for the period then ended.
Section 5.5    Material Adverse Change. Since December 31, 2022, there has been no change in the business, Property, financial condition or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.
Section 5.6    Taxes. The Borrower and its Material Subsidiaries have filed all United States federal income tax returns and all other material tax returns which are required to be filed and have paid all Taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Material Subsidiaries, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The United States consolidated income tax returns of the Borrower and its Material Subsidiaries have been audited by the IRS through the year ended December 31, 2018. The charges, accruals and reserves on the books of the Borrower and its Material Subsidiaries in respect of any Taxes or other governmental charges are adequate.
Section 5.7    Litigation. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Material Subsidiaries which could reasonably be expected to have a Material Adverse Effect.
Section 5.8    Material Subsidiaries. An accurate listing of all of the Subsidiaries of the Borrower as of the Execution Date is set forth on Schedule 5.8 herein. All of the issued and outstanding shares of capital stock of the Material Subsidiaries have been duly authorized and issued and are fully paid and non assessable.
Section 5.9    ERISA. Each Plan complies in all material respects with all applicable requirements of law and regulations. The Borrower and all members of the Controlled Group are in compliance with all applicable minimum funding requirements with respect to all Single Employer Plans, and on an aggregate basis, there are no Unfunded Liabilities which would reasonably be expected to have a Material Adverse Effect. No Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan, in any such case which could reasonably be expected to have a Material Adverse Effect.
Section 5.10    Full Disclosure.
(a)The financial statements referred to in Section 5.4 do not, nor do any other written statements furnished by the Borrower to the Agent or the Lenders in connection with the negotiation of the Loan Documents taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading as of the dates thereof.
(b)The Borrower is not a Legal Entity Customer pursuant to the Beneficial Ownership Regulation.
Section 5.11    Title to Properties. The Borrower and each Material Subsidiary has good and marketable title in fee simple (or its equivalent under applicable law) to, or leasehold interest in, all the real property and has good title to all the other property it purports to own or lease, including that reflected in the balance sheet referred to in Section 5.4 (as supplanted by the most recent balance sheet delivered pursuant to Section 6.1(a) or (b) hereof) except as sold or otherwise disposed of in the ordinary course of business and except for Liens disclosed in notes to the financial statements referred to in Section 5.4 (as supplanted by the most recent financial statements delivered pursuant to Section 6.1(a) or (b) hereof) or, in each case, otherwise permitted by this Agreement.
Section 5.12    Patents and Trademarks. The Borrower and each Material Subsidiary owns or possesses all patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others, except where the failure to own or possess such rights or the conflict with the rights of others, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 5.13    No Defaults. No Default or Unmatured Default has occurred and is continuing. Neither the Borrower nor any of its Subsidiaries is in default in the payment of principal or interest on any Indebtedness in excess of the Euro Equivalent of $150,000,000 in the aggregate or under any instrument or instruments or agreements under and subject to which such Indebtedness has been issued, no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder and the Borrower is not in violation of any term of its articles of incorporation.
Section 5.14    Investment Company Act. Neither the Borrower nor any Subsidiary is an “investment company” or an “affiliated person” thereof or an “affiliated person” of such affiliated person as such terms are defined in the Investment Company Act of 1940, as amended.
Section 5.15    Compliance with Environmental Laws. Neither the Borrower nor any Subsidiary has notice or knowledge of any violation of any applicable Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCB’s), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation could reasonably be expected to have a Material Adverse Effect. The total liability arising out of any environmental matters, if adversely determined, would not reasonably be expected to exceed a Substantial Portion.
Section 5.16    Regulations U and X. Margin stock (as defined in Regulations U and X) constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.
Section 5.17    Contingent Obligations. Other than any (a) liability incident to any pending litigation, arbitration or proceedings and (b) contingent obligations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any Consolidated Subsidiary has contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.
Section 5.18    Anti-Corruption Laws, Etc. The Borrower and, to the knowledge of the Borrower, the Borrower’s Affiliates and their and the Borrower’s respective directors, officers, employees and agents are conducting their business in compliance with Anti-Corruption Laws in all material respects and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. Neither the Borrower nor, to the knowledge of the Borrower, the Borrower’s Affiliates and their and the Borrower’s respective directors, officers, employees, agents or representatives acting or benefiting in any capacity in connection with this Agreement: (a) is a Sanctioned Person; (b) is a Person that is owned or controlled by one or more Sanctioned Persons; (c) is located, organized or resident in a Sanctioned Country (excluding entities located, organized or resident in Russia, which entities operate in compliance with Sanctions); or (d) is directly or indirectly engaged in, any dealings or transactions in violation of any Sanctions. The foregoing representations in this Section 5.18 will not apply to any party hereto to which Council Regulation (EC) 2271/96 (the “Blocking Regulation”) applies, if and to the extent that such representations are or would be unenforceable by or in respect of that party pursuant to, or would otherwise result in a breach and/or violation of, (i) any provision of the Blocking Regulation (or any law or regulation implementing the Blocking Regulation in any member state of the European Union) or (ii) any similar blocking or anti-boycott law in the United Kingdom.
Section 5.19    Affected Financial Institutions. The Borrower is not an Affected Financial Institution.
SECTION VI
COVENANTS
During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:
Section 6.1    Financial Reporting. The Borrower will maintain, for itself and each Consolidated Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Agent, for distribution to the Lenders:
(a)Within 90 days (or such earlier date that is 10 days after the then-current filing deadline for the Borrower’s annual report on Form 10-K) after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants, acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and the Consolidated Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.
(b)Within 60 days (or such earlier date that is 5 days after the then-current filing deadline for the Borrower’s quarterly report on Form 10-Q) after the close of the first three quarterly periods of each of its fiscal years, commencing with the fiscal quarter ending June 30, 2023, for itself and the Consolidated Subsidiaries, unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its Financial Officer.
(c)Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit D hereto signed by its Financial Officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.
(d)Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.
(e)Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the SEC.
(f)Such other information (including non financial information) as the Agent or any Lender may from time to time reasonably request, including, without limitation, information and documentation reasonably requested by the Agent or any Lender as required to comply with applicable “know your customer” rules and regulations and Anti-Money Laundering Laws, including the USA Patriot Act and the Beneficial Ownership Regulation.
Section 6.2    Use of Proceeds. The Borrower will use the proceeds of the Loan made under this Agreement only for general corporate purposes. None of the proceeds of the Loan shall be used in any manner which would violate or cause any Lender to be in violation of Regulations T, U or X of the Board. The Borrower shall not directly or knowingly indirectly use or permit any of its Affiliates to use the proceeds of the Loan (a) for any purpose which would breach Anti-Corruption Laws, (b) to fund, finance or facilitate any activities, business or transaction of or with any individual or entity, that, at the time of such funding, financing or facilitating, is the subject of any Sanctions, or in any Sanctioned Country, in each case except to the extent permitted for a Person required to comply with Sanctions, or (c) in any other manner that will result in the violation of any applicable Sanctions by any party hereto. The Borrower shall not directly or knowingly indirectly use or permit any of its Affiliates to use funds or assets obtained from the Loan in violation of applicable Sanctions, as such Sanctions are in effect from time to time, to pay or repay any amount owing to any Lender under any Loan Document. The foregoing clauses (b) and (c) of this Section 6.2 will not apply to any party hereto to which the Blocking Regulation applies, if and to the extent that such representations are or would be unenforceable by or in respect of that party pursuant to, or would otherwise result in a breach and/or violation of, (i) any provision of the Blocking Regulation (or any law or regulation implementing the Blocking Regulation in any member state of the European Union) or (ii) any similar blocking or anti-boycott law in the United Kingdom.

Section 6.3    Notice of Default. The Borrower will, and will cause each of its Material Subsidiaries to, give prompt notice in writing to the Agent (for distribution to the Lenders) of the occurrence of any Default or Unmatured Default.
Section 6.4    Corporate Existence. The Borrower will, and will cause each Material Subsidiary to, do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.
Section 6.5    Taxes. The Borrower will, and will cause each Material Subsidiary to, pay when due all material Taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.
Section 6.6    Insurance. The Borrower will, and will cause each Material Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice.
Section 6.7    Compliance with Laws. The Borrower will, and will cause each Material Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, which, if violated, could reasonably be expected to have a Material Adverse Effect. The Borrower shall ensure that the Borrower and each of its Affiliates will maintain policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws.
Section 6.8    Inspection. The Borrower will, and will cause each Material Subsidiary to, permit the Agent and each Lender, by their respective representatives and agents, to inspect any of the Properties, corporate books and financial records of the Borrower and each such Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each such Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each such Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or such Lender may designate, in each case, to the extent the Agent or such Lender determines in good faith that such inspection and examination is necessary for the Agent or such Lender to observe and monitor the Borrower’s or such Subsidiary’s financial performance and financial condition and to assure the Borrower’s or such Subsidiary’s compliance with its obligations under this Agreement; provided that, after the occurrence and during the continuance of a Default, the preceding references to “each Material Subsidiary” and “such Subsidiary” shall be deemed to refer to each Subsidiary of the Borrower, whether or not such Subsidiary is a Material Subsidiary; and provided, further, that, with respect to any Lender, such inspection and examination shall be at such Lender’s sole expense unless a Default has occurred and is continuing at the time of such inspection and examination.
Section 6.9    Sale of Assets; Merger and Consolidation. The Borrower will not, nor will it permit any Consolidated Subsidiary to, (x) sell, lease or otherwise transfer, directly or indirectly, assets which, when aggregated with all other such transfers during the term of this Agreement, would constitute more than 50% of the consolidated assets of the Borrower and its Consolidated Subsidiaries as of the date of this Agreement or (y) merge or consolidate with or into or enter into any analogous reorganization or transaction with any other person, except:
(a)any Consolidated Subsidiary or other corporation may merge or consolidate with the Borrower, provided that after giving effect to any such merger or consolidation, (i) the Borrower shall be the continuing or surviving corporation and (ii) no Default or Unmatured Default shall exist,
(b)any Consolidated Subsidiary may merge or consolidate with any other Consolidated Subsidiary, and
(c)any other corporation may merge or consolidate with any Consolidated Subsidiary, provided that after giving effect to any such merger or consolidation, (i) the continuing or surviving corporation shall be a Consolidated Subsidiary and (ii) no Default or Unmatured Default shall exist.
Section 6.10    Liens. The Borrower will not, nor will it permit any Consolidated Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any Consolidated Subsidiary, except:
(a)Liens existing on the date of this Agreement securing Indebtedness outstanding on the date of this Agreement;
(b)any Lien existing on any Property of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event, provided that such Lien does not extend to or cover any Property of the Borrower or any other Consolidated Subsidiary;
(c)any Lien on any Property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Property, provided that such Lien attaches to such Property concurrently with or within 120 days after the acquisition thereof and such Lien does not extend to or cover any Property of the Borrower or any Consolidated Subsidiary other than the Property then being acquired;
(d)any Lien on any Property of any other corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Consolidated Subsidiary and not created in contemplation of such event, provided that such Lien does not extend to or cover any Property of the Borrower or any Consolidated Subsidiary other than the Property of such other corporation;
(e)any Lien existing on any Property prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition, provided that such Lien does not extend to or cover any Property of the Borrower or any Consolidated Subsidiary other than the Property then being acquired;
(f)any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section 6.10, provided that such Indebtedness is not increased and is not secured by any additional Property;
(g)Liens incidental to the conduct of its business or the ownership of its Property which (i) do not secure Indebtedness and (ii) do not in the aggregate materially detract from the value of its Property or materially impair the use thereof in the operation of its business;
(h)Liens incurred in connection with the sale by the Borrower or any of its Subsidiaries of accounts receivable, provided that such Liens do not encumber any Property other than such accounts receivable sold; and

(i)Liens not otherwise permitted by the foregoing clauses of this Section 6.10 securing Indebtedness in an aggregate principal amount at any time outstanding not to exceed 3.5% of Consolidated Total Assets.
Section 6.11    Minimum Interest Coverage Ratio. Commencing with and including its fiscal quarter ending June 30, 2023, the Borrower will not permit the Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower for the four fiscal quarter period then ended to be less than 3.5 to 1.0.
SECTION VII
DEFAULTS
The occurrence of any one or more of the following events shall constitute a Default:
Section 7.1    Any representation or warranty made or deemed made under Article V by the Borrower or any Subsidiary to the Lenders or the Agent under or in connection with this Agreement or any certificate or other document delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made or deemed made.
Section 7.2    (a) Nonpayment of principal of the Loan when due, or (b) nonpayment of interest upon the Loan or of any fee or other obligations under any of the Loan Documents within five days after the same becomes due.
Section 7.3    The breach by the Borrower of any of the terms or provisions of Sections 6.2, 6.3, 6.9, 6.10 and 6.11.
Section 7.4    The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3), of any of the terms or provisions of this Agreement which is not remedied within thirty days after written notice from the Agent or any Lender.
Section 7.5    Failure of the Borrower or any of its Subsidiaries to pay Indebtedness in an aggregate amount equal to or greater than of the Euro Equivalent of $150,000,000 when due; or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, Indebtedness in such aggregate amount to become due prior to its stated maturity; or Indebtedness in such aggregate amount of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof.
Section 7.6    The Borrower or any Material Subsidiary shall (a) have an order for relief entered with respect to it under any bankruptcy, insolvency or other similar law as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) fail to pay, or admit in writing its inability to pay, its debts generally as they become due, (d) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (e) institute any proceeding seeking an order for relief under any bankruptcy, insolvency or other similar law as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it or (f) have its board of directors (or any committee thereof) adopt any resolution or otherwise authorize any action to approve any of the actions referred to in this Section 7.6.
Section 7.7    Without the application, approval or consent of the Borrower or any Material Subsidiary, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Material Subsidiary or any Substantial Portion of the Property of any such Person, or a proceeding described in Section 7.6(d) shall be instituted against the Borrower or any Material Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.
Section 7.8    The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of the Euro Equivalent of $100,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.
Section 7.9    The Borrower or any other member of the Controlled Group shall not be in compliance with the minimum funding standards applicable to any Single Employer Plan, the Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate an amount which would reasonably be expected to have a Material Adverse Effect, or any Reportable Event shall occur in connection with any Plan which could reasonably be expected to have a Material Adverse Effect.
Section 7.10    The Borrower or any of its Subsidiaries shall be the subject of any proceeding or proceedings pertaining to the release by the Borrower or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, or to any violation of any federal, state or local environmental, health or safety law or regulation, which if adversely determined could reasonably be expected to result in total liability to the Borrower or any of its Subsidiaries, in the aggregate, in excess of a Substantial Portion.
Section 7.11    [Reserved].
Section 7.12    A Change in Control shall occur.
ARCTICLE VIII
ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
Section 8.1    Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower or any of its Material Subsidiaries, the Commitment shall automatically terminate (if the Commitment Termination Date has not already occurred pursuant to clause (a) or (b) of the definition thereof) and the Obligations of the Borrower shall immediately become due and payable without presentment, demand, protest or notice of any kind (all of which the Borrower hereby expressly waives) or any other election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate the Commitment (if the Commitment Termination Date has not already occurred pursuant to clause (a) or (b) of the definition thereof) or suspend the obligations of the Lenders to make the Loan hereunder, or declare the Obligations of the Borrower to be due and payable, or both, in either case upon written notice to the Borrower , whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which the Borrower hereby expressly waives.
If the Required Lenders (in their sole discretion) shall so direct, within 30 days after acceleration of the maturity of any or all of the Obligations, termination of the Commitment or suspension of the obligations of the Lenders to make the Loan to the Borrower hereunder as a result of any

Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower or any of its Material Subsidiaries) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Agent shall, by notice to the Borrower, rescind and annul such acceleration, termination and/or suspension.
Section 8.2    Amendments. Subject to the provisions of Section 2.9.2(b) and this Section 8.2, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that if there is more than one Lender, no such supplemental agreement shall, without the consent of all of the Lenders adversely affected thereby (or in the case of Sections 8.2(b), (d), (e) and (f), all of the Lenders):
(a)Extend the final maturity of the Loan (except as otherwise provided in Section 2.6.4) or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.
(b)Reduce the percentage specified in the definition of Required Lenders.
(c)Extend the Termination Date (except as otherwise provided in Section 2.6.4) or increase the amount of the Commitment of any Lender hereunder (except as otherwise provided in Section 2.4).
(d)Permit the Borrower to assign its rights under this Agreement.
(e)Amend or modify Section 8.1, this Section 8.2 or Section 12.1 or 12.2.
(f)[Reserved]
(g)Change the payment waterfall provisions of Section 2.21(b) or Section 8.4.
No amendment to Section 2.21 or of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 13.3.3 without obtaining the consent of any other party to this Agreement. Notwithstanding the foregoing, no amendment or amendment and restatement of this Agreement which is in all other respects approved by the Lenders in accordance with this Section 8.2 shall require the consent or approval of any Lender (i) which immediately after giving effect to such amendment or amendment and restatement, shall have no Commitment or other obligation to maintain or extend credit under this Agreement (as so amended or amended and restated) and (ii) which, substantially contemporaneously with the effectiveness of such amendment or amendment and restatement, shall have been paid in full all amounts owing to it hereunder (including, without limitation principal, interest and fees). From and after the effectiveness of any such amendment or amendment and restatement, any such Lender shall be deemed to no longer be a “Lender” hereunder or a party hereto; provided, that any such Lender shall retain the benefit of indemnification and other provisions hereof which, by the terms hereof would survive a termination of this Agreement.
Notwithstanding anything to contrary set forth herein, if the Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement; provided that the Agent shall deliver a copy of such amendment to the Lenders (which may be delivered by posting a copy of such amendment to the Approved Electronic Platform) reasonably promptly after the effectiveness thereof.
Section 8.3    Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of the Loan to the Borrower notwithstanding the existence of a Default or the inability of such Borrower to satisfy the conditions precedent to the Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.
Section 8.4    Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of a Default, and notice thereof to the Agent by the Borrower or the Required Lenders, all payments received on account of the Obligations shall, subject to Section 2.21, be applied by the Agent as follows:
(a)first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Agent (including fees and disbursements and other charges of counsel to the Agent payable under Section 10.6 and amounts pursuant to Section 2.6.1(b) payable to the Agent in its capacity as such);
(b)second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts payable to the Lenders (including fees and disbursements and other charges of counsel to the Lenders payable under Section 10.6) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (b) payable to them;
(c)third, to payment of that portion of the Obligations constituting charges and interest on the Loan, ratably among the Lenders in proportion to the respective amounts described in this clause (c) payable to them;
(d)fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loan;
(e)fifth, to the payment in full of all other Obligations, in each case ratably among the Agent and the Lenders based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and
(f)finally, the balance, if any, after all Obligations have been paid in full, to the Borrower or as otherwise required by law.
ARTICLE IX
[RESERVED].

ARTCILE X
GENERAL PROVISIONS
Section 10.1    Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loan herein contemplated.
Section 10.2    Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.
Section 10.3    Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.
Section 10.4    Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof other than the fee letter described in Section 2.6.1.
Section 10.5    Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.
Section 10.6    Expenses; Limitation of Liability; Indemnification.
(a)The Borrower agrees to reimburse the Agent for any reasonable costs and out of pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent and the Lenders for any costs and out of pocket expenses (including attorneys’ fees and time charges of attorneys for the Agent and the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents or any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work out” or any insolvency or bankruptcy proceedings in respect of the Borrower.
(b)To the extent permitted by applicable law (i) the Borrower shall not assert, and the Borrower hereby waives, any claim against the Agent and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Loan or the use of the proceeds thereof; provided that, nothing in this Section 10.6(b) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee, as provided in Section 10.6(b), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(c)The Borrower hereby further agrees to indemnify the Agent, each Lender, their respective affiliates, and each of their directors, officers, employees, partners, advisors, representatives and agents (each such Person being referred to as an “Indemnitee”) against all actual losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby, the direct or indirect application or proposed application of the proceeds of the Loan hereunder (i) except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from: (x) the gross negligence or willful misconduct of the party seeking indemnification or (y) a claim brought by the Borrower against any indemnified person for breach in bad faith of such Person’s material obligations under any Loan Document, and (ii) except as provided in Section 3.5. The obligations of the Borrower under this Section 10.6 shall survive the termination of this Agreement. This Section 10.6(c) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(d)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.17 or Section 11.5, then the Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such Lender’s obligations under such Section until all such unsatisfied obligations are fully paid, and (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Agent in its discretion.
Section 10.7    Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.
Section 10.8    Accounting. Except as otherwise expressly provided herein, (a) all terms of an accounting or financial nature shall be construed in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrower and all of its Subsidiaries, including those Subsidiaries, if any, which are not consolidated on the Borrower’s financial statements, and (b) if the Borrower notifies the Agent that it is required to report under International Financial Reporting Standards (“IFRS”), or has elected to do so through an early-adoption policy, “Agreement Accounting Principles” shall mean international financial reporting standards pursuant to IFRS (provided that after such conversion, (i) the Borrower cannot elect to report under U.S. generally accepted accounting principles without the consent of the Required Lenders and (ii) to the extent reasonably required by the Agent, the Borrower shall reconcile the financial computation methods under IFRS and under “Agreement Accounting Principles” immediately prior to the change to IFRS in a manner reasonably acceptable to the Agent); provided that, if the Borrower notifies the Agent that the Borrower requests an amendment (or if the Agent notifies the Borrower that the Required Lenders request an amendment) to any provision hereof to take account of the effect of any change occurring after the date hereof in Agreement Accounting Principles or in the application thereof on the operation of such provision (including the conversion to IFRS described above), regardless of whether any such notice is given before or after such change in Agreement Accounting Principles or in the application thereof, then such provision shall be interpreted on the basis of Agreement Accounting Principles as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (x) any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, or (y) any change in GAAP after the Execution Date that would require lease obligations that would be treated as operating leases as of the date hereof to be classified and accounted for as Capitalized Lease Obligations or otherwise reflected on the Borrower’s consolidated balance sheet (which obligations shall continue to be excluded from the definition of Indebtedness).
Section 10.9    Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.
Section 10.10    Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. The Borrower agrees that neither the Agent nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, punitive, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby. Neither the Agent nor any Lender shall have any liability for any damages arising from the use by unintended recipients of any information or other materials distributed by any of them through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
Section 10.11    Confidentiality. Each Lender agrees to maintain the confidentiality of the Information (as defined below), except for disclosure (a) to its Affiliates and to other Lenders and their respective Affiliates, (b) to its and its Affiliates’ legal counsel, accountants, any agents or advisors of such Lender or such Lender’s Affiliates, in each case, in connection with the administration of this Agreement or the Loan, and other professional advisors (including, but not limited to, insurers and other risk protection advisors), to such Lender or to a Transferee who know or are informed of the confidential nature of such Information, (c) to regulatory officials, (d) to any Person as required by law, regulation, or legal process, (e) to any Person in connection with any legal proceeding to which such Lender is a party, (f) to such Lender’s direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (g) permitted by Section 13.4, (h) to rating agencies if requested or required by such agency in connection with a rating relating to the Loan hereunder and (i) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Agreement. For the purposes of this Section 10.11, “Information” means all information received from the

Borrower relating to the Borrower or its business, other than any such information that is available to the Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Nothing in any Loan Document shall prevent disclosure of any confidential information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Loan Documents, or any transaction carried out in connection with any transaction contemplated thereby, to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU.
Section 10.12    Material Non-Public Information.
10.12.1    EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 10.11 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
10.12.2    ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE AGENT THAT IT HAS IDENTIFIED IN ITS SIGNATURE PAGE HERETO OR IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
Section 10.13    Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board) for the repayment of the Loan provided for herein.
Section 10.14    Disclosure. The Borrower and each Lender hereby acknowledge and agree that the Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.
Section 10.15    USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA Patriot Act. The Borrower shall provide such information and take such actions as are reasonably requested by the Agent or any Lender in order to assist the Agent and the Lenders in maintaining compliance with applicable “know your customer” and Anti-Money Laundering rules and regulations, including, without limitation, the USA Patriot Act.
Section 10.16    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
i.a reduction in full or in part or cancellation of any such liability;
ii.a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
iii.the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 10.17    No Fiduciary Duty.
(a)The Borrower acknowledges and agrees that neither the Agent nor any Lender will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and the Agent and each Lender is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. The Borrower agrees that it will not assert any claim against the Agent or any Lender based on an alleged breach of fiduciary duty by the Agent or any such Lender in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that neither the Agent nor any Lender is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and neither the Agent nor any Lender shall have responsibility or liability to the Borrower with respect thereto.
(b)In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that the Agent, each Lender and their affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. Neither the Agent nor any Lender will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by the Agent or such Lender of services for other companies, and neither the Agent nor any Lender will furnish any such information to other companies. The Borrower also acknowledges that neither the Agent nor any Lender has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.
Section 10.18    [Reserved].
Section 10.19    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time a court of competent jurisdiction determines, in a final determination, that the interest rate applicable to the Loan, together with all fees, charges and other amounts which are treated as interest on the Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender in accordance with applicable law, the rate of interest payable in respect of the Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Adjusted EURIBOR Rate for a maturity of one month to the date of repayment, shall have been received by such Lender.
Section 10.20    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedging agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

ARTICLE XI
THE AGENT
Section 11.1    Authorization and Action. Each of the Lenders hereby irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
The bank serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Agent hereunder.
The Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Unmatured Default or Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.2), and (c) except as expressly set forth herein, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.2) or in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Unmatured Default or Default unless and until written notice thereof is given to the Agent by the Borrower or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.
The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article XI and Article X shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.
The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments or percentage of the Loan (or, if the Commitments have been terminated other than pursuant to clause (b) of the “Commitment Termination Date” definition”, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(g) shall, notwithstanding the provisions of this paragraph, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this paragraph shall survive payment of the Obligations and termination of this Agreement.
The Agent may resign at any time by notifying the Lenders and the Borrower; provided that such resignation shall be subject to the appointment and acceptance of a successor Agent as provided in this paragraph, unless the Initial Lender is the sole Lender hereunder. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or Belgium, Denmark, France, Germany, Great Britain, Ireland, Italy, Luxembourg, The Netherlands, Spain, Switzerland, or Sweden, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent’s resignation hereunder, the provisions of this Article and Section 10.6 shall continue in effect for the benefit of such retiring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.
Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold the Loan hereunder. Each Lender shall, independently and without reliance upon the Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.
Section 11.2    Posting of Communications.
(a)The Borrower agrees that the Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(b)Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Agent from time to time (including, as of the Execution Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c)THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE AGENT OR ANY OF ITS RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Agent or any Lender by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d)Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(e)Each of the Lenders and the Borrower agrees that the Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Agent’s generally applicable document retention procedures and policies.
(f)Nothing herein shall prejudice the right of the Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
Section 11.3    Certain ERISA Matters.
(a)Each Lender other than the Initial Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
i.such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loan, the Commitment or this Agreement,
ii.the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loan, the Commitment and this Agreement,
iii.such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loan, the Commitment and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loan, the Commitment and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loan, the Commitment and this Agreement, or

iv.such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.
(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender (other than the Initial Lender) further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loan, the Commitment and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
(c)The Agent hereby informs the Lenders that the Agent is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that the Agent has a financial interest in the transactions contemplated hereby in that it or its Affiliate (i) may receive interest or other payments with respect to the Loan, the Commitment, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loan or the Commitment for an amount less than the amount being paid for an interest in the Loan or the Commitment by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
Section 11.4    Acknowledgements of the Lenders.
(a)Each Lender other than the Initial Lender represents and warrants that: (i) the Loan Documents set forth the terms of a commercial lending facility; (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender , in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each such Lender agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Agent or any other Lender , or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold the Loan hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender , and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each such Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this

Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(b)Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Agent or the Lenders on the Effective Date.
Section 11.5    Erroneous Payments.
(a)Each Lender other than the Initial Lender hereby agrees that (x) if the Agent notifies such Lender that the Agent has determined in its sole discretion that any funds received by such Lender from the Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Agent at the greater of the Adjusted EURIBOR Rate for a maturity of one month and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Agent to any Lender under this Section 11.5 shall be conclusive, absent manifest error.
(b)Each Lender other than the Initial Lender hereby further agrees that if it receives a Payment from the Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each such Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Agent at the greater of the Adjusted EURIBOR Rate for a maturity of one month and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)The Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower.

(d)Each party’s obligations under this Section shall survive the resignation or replacement of the Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
ARTICLE XII
SETOFF; RATABLE PAYMENTS
Section 12.1    Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.
Section 12.2    Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loan (other than payments received pursuant to and in accordance with the express terms of this Agreement (including Section 2.9.2(a), 2.21, 3.1, 3.2, 3.3, 3.4, 3.5, 13.2, 13.3)) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loan held by the other Lenders without recourse or warranty from the other Lenders except for the representations and warranties set forth in the Assignment and Assumption Agreement attached hereto as Exhibit C to the extent necessary so that after such purchase each Lender will hold its ratable proportion of the Loan. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably to their proportion of the Loan. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. If an amount to be setoff is to be applied to Indebtedness of the Borrower to a Lender other than Indebtedness comprised of the Loan made by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness comprised of the Loan. If any participations are purchased pursuant to this Section 12.2 and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest.
ARTICLE XIII
BENEFIT OF AGREEMENT; PARTICIPATIONS; ASSIGNMENTS
Section 13.1    Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns permitted hereby, except that (a) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents, without the prior written consent of each Lender, (b) any assignment by any Lender must be made in compliance with Section 13.3 and (c) any transfer of participating interests in the Loan must be made in compliance with Section 13.2. Any attempted assignment or transfer by any party not made in compliance with this Section 13.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 13.2.1. The parties to this Agreement acknowledge that clause (b) of this Section 13.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or central bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee, both of which are expressly permitted; provided, however, that no such pledge or assignment creating a security interest shall release the assigning Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 13.3. The Agent may treat the Person which made the Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 13.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made the Loan or which holds any Note to direct payments relating to the Loan or Note to another Person. Any assignee of the rights to the Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to the Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to the Loan.
Section 13.2    Participations.
13.2.1    Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities other than an Ineligible Institution (“Participants”) participating interests in the Loan owing to such Lender, any Note held by such Lender, the Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loan and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.
13.2.2    Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver specified in Sections 8.2(a) through (f) with respect to the Loan or the Commitment in which such Participant has an interest.
13.2.3    Benefit of Certain Provisions. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 12.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 12.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender. The Borrower further agree that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.3, 3.4, 3.5, 10.6 and 10.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.3 (subject to the requirements and limitations therein, including the requirements under Section 3.5(f) (it being understood that the documentation required under Section 3.5(f) shall be delivered to the participating Lender)), provided that (a) a Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.2 or 3.3 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation, (b) such Participant agrees to be subject to the provisions of Section 3.6 as if it were an assignee under Section 13.2.2 and (c) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.5(f) to the same extent as if it were a Lender. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.6 with respect to any Participant.
13.2.4    Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loan or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in the Commitment, the Loan or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
Section 13.3    Assignments.
13.3.1    Permitted Assignments. Any Lender may at any time assign to one or more banks or other entities other than Ineligible Institutions (“Purchasers”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Loan of the assigning Lender or (unless each of the Borrower and the Agent otherwise consents) be in an aggregate amount not less than €5,000,000; provided, that (i) the foregoing consent of the Borrower shall not be required if a Default has occurred and is continuing, and (ii) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within 10 Business Days after having received notice thereof. The amount of the assignment shall be based on the Commitment or outstanding Loan (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the assignment. Any consent required under this Section 13.3.1 shall not be unreasonably withheld or delayed.
13.3.2    Consents. The consent of the Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided, that (i) the consent of the Borrower shall not be required if a Default has occurred and is continuing, and (ii) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within 10 Business Days after having received notice thereof. The consent of the Agent shall be required prior to an assignment becoming effective unless (x) the Purchaser is a Lender or (y) solely to the extent the assignor is the Initial Lender, the Purchaser is an Affiliate of such Lender or an Approved Fund. Any consent required under this Section 13.3.2 shall not be unreasonably withheld or delayed.
13.3.3    Effect; Effective Date. Upon (a) delivery to the Agent of an assignment (or, to the extent applicable, an agreement incorporating such an assignment by reference pursuant to an Approved Electronic Platform as to which the Agent and the parties to such assignment are participants), together with any consents required by Sections 13.3.1 and

13.3.2, (b) payment of a €3,500 fee to the Agent for processing such assignment (unless the Purchaser is an Affiliate of the assigning Lender or such fee is waived by the Agent) and (c) the delivery by the Purchaser to the Agent of an Administrative Questionnaire, such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loan under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the existing Lender(s) and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the assigning Lender shall be released with respect to the Commitment and the Loan assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent. In the case of an assignment covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by an assigning Lender of rights or obligations under this Agreement that does not comply with this Section 13.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3.3, the assigning Lender, the Agent and the Borrower shall, if the assigning Lender or the Purchaser desires that its Loan be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such assigning Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitment or Loan, as adjusted pursuant to such assignment.
13.3.4    Register. The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in London, England a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lender and the Purchasers, and the Commitment of, and principal amounts (and stated interest) of the Loan owing to, each Lender and Purchaser pursuant to the terms hereof from time to time (the “Register”). In the absence of manifest error, the entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, at any reasonable time and from time to time upon reasonable prior notice.
Section 13.4    Dissemination of Information. The Borrower authorizes the Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by an agreement containing provisions at least as restrictive as those of Section 10.11 of this Agreement.
Section 13.5    Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5.

ARTICLE XIV
NOTICES; ELECTRONIC PLATFORMS
Section 14.1    Notices. Except as otherwise permitted by Section 2.13 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of the Borrower or the Agent, at its address, facsimile number or e-mail address set forth on the signature pages hereof, (b) in the case of any Lender, at its address, facsimile number or e-mail address set forth below its signature hereto or (c) in the case of any party, at such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 14.1. Each such notice, request or other communication shall be effective (x) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section 14.1 and confirmation of receipt is received, (y) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (z) if given by any other means, when delivered (or, in the case of electronic transmission, received with notices and other communications sent to an e-mail address deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement)), at the address specified in this Section 14.1; provided that notices to the Agent under Article II shall not be effective until received, and provided, further, that if an electronic communication or facsimile is not sent during the normal business hours of the recipient at its applicable location, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient. References elsewhere in this Agreement to the giving of notices by electronic mail shall be effective only to the extent that the Borrower, Lender or the Agent, as applicable, has agreed to accept such notices in such manner pursuant to this Section 14.1.
Section 14.2    Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.
Section 14.3    Electronic Platforms. Notices and other communications to the Lenders hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Agent and the applicable Lender. Unless the Agent otherwise prescribes, notices or communications posted to an Internet or intranet website shall be deemed received upon receipt by the intended recipient, at its e-mail address as described in Section 14.1, of notification that such notice or communication is available and identifying the website address therefor; provided that if such notice, email or other communication is not sent during the normal business hours of the recipient at its applicable location, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
ARTICLE XV
COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION
Section 15.1    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
Section 15.2    Electronic Execution. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 14.1), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Agent has agreed to accept any Electronic Signature, the Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (b) upon the request of the Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (ii) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Agent, the Lenders, and the Borrower, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (iii) the Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iv) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (v) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

ARTICLE XVI
CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
Section 16.1    CHOICE OF LAW.
(a)THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
(b)Each of the Lenders and the Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Agent by any Lender relating to this Agreement, any other Loan Document or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of Illinois.
Section 16.2    CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY (AND ANY SUCH CLAIMS, CROSS-CLAIMS OR THIRD PARTY CLAIMS BROUGHT AGAINST THE AGENT OR ANY OF ITS RELATED PARTIES MAY ONLY) BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.
Section 16.3    WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrower, the Initial Lender and the Agent have executed this Agreement as of the date first above written.
ILLINOIS TOOL WORKS INC.,
as Borrower

By: /s/ Michael M. Larsen
Title: Senior Vice President and Chief Financial Officer
By: /s/ David Livingston
Title: Vice President Business Development/Treasury

Address:    155 Harlem Avenue
Glenview, IL 60026-4075
Attention:    Michael M. Larsen
Title:    Senior Vice President and Chief Financial Officer
Telephone:    (847) 724-7500
Facsimile:    (224) 661-7402
E-mail Address:    mlarsen@itw.com

[Signature Page to Credit Agreement]

ING BANK N.V., LONDON BRANCH, as Agent
By: /s/ Stephanie Boughtwood
Title:

By: /s/ Ibironke Sofowora
Title:

Address:     ING Bank N.V., London Branch
8-10 Moorgate
London
EC2R 6DA
    Attention: Loans Agency London
E-mail: loans.agency@uk.ing.com

[Signature Page to Credit Agreement]

ING BANK N.V., DUBLIN BRANCH,
as Initial Lender

By: /s/ Cormac Langford
Title: Director

By: /s/ Sean Hassett
Title: Director

Address:     ING Wholesale Banking
Level 6, Block 4, Dundrum Town Centre, Sandyford Road, Dundrum, Dublin 16,
Ireland
Attention:     Chris Gleeson
Title:     Vice President, Corporate Sector Lending
Telephone: +353 87 4115225
E-mail: chris.gleeson@ing.com

Credit Contact for Material Non-Public Information:
Chris Gleeson
[Signature Page to Credit Agreement]

SCHEDULE I
PAYMENT OFFICES OF THE AGENT*

Currency	Payment Office
Euros	Details of our EUR account for payment of all principal, interest, repayment, fee and other lending related cash flows:

ING Bank NV Amsterdam
Swift code: INGBNL2A,
IBAN: NL05INGB0650013905
Reference: WLO.GB/AMP.M03.005/ITW

Mailbox for correspondence:

Loans.Agency@uk.ing.com

Callback Contacts:

Contact
Number

Stephanie Boughtwood
T   +44 (0) 207 767 5912

Kenny Ellis
T: +44 207 767 1000

Nora El Maach
T: +44 207 767 1000

Maureen Greene
T +44 (0) 207 767 1480

Chris Henthorne
M +44 (0)738 4877488

Sally Hayward
M +44 (0)7387013640

Thomas Lockhart-Boyd
T +44 20 7767 1738

Morenike Olaude
T: +44 207 767 8677

Ibironke Sofowora
T +44 (0)207 767 6741
Payment Offices are to be designated by Agent at time of borrowing or payment

*Accounts to be provided before payments made

SCHEDULE 5.8

SUBSIDIARIES OF THE BORROWER

Attached.
Exhibit A-2

EXHIBIT A

FORM OF IN-HOUSE OPINION

May 5, 2023
The Agent and the Lenders who are parties to the
Credit Agreement described below.
I am Chief Governance Counsel for Illinois Tool Works Inc. (the “Borrower”), and have represented the Borrower in connection with its execution and delivery of the Credit Agreement among the Borrower, ING Bank N.V., London Branch, as Agent, and the Lenders named therein, providing for a Loan in an aggregate principal amount not exceeding, as of the date hereof, €1,000,000,000 at any one time outstanding and dated as of May 5, 2023 (the “Credit Agreement”). All capitalized terms used in this opinion and not otherwise defined shall have the meanings attributed to them in the Credit Agreement.
I have examined the Borrower’s certificate of incorporation, by-laws, resolutions, the Loan Documents (for purposes of this opinion, “Loan Documents” shall mean the Credit Agreement and any promissory notes issued thereunder) and such other matters of fact and law which I deem necessary in order to render this opinion. I have relied on the representations and warranties of the Borrower contained in the Credit Agreement with respect to the factual matters set forth therein. Based upon the foregoing, it is my opinion that:
1.The Borrower is validly existing and in good standing under the laws of its state of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to have such authority would not have a Material Adverse Effect. The Borrower has the corporate power and authority to execute and deliver each of the Loan Documents.
2.The execution and delivery of the Loan Documents by the Borrower and the performance by the Borrower of the Obligations have been duly authorized by all necessary corporate action and proceedings on the part of the Borrower and will not:
(a)require any consent of the Borrower’s shareholders;
(b)violate the Subject Law (as defined below), order, writ, judgment, injunction, decree or award binding on the Borrower or the Borrower’s amended and restated certificate of incorporation or by-laws or, to my knowledge, any indenture, instrument or agreement binding upon the Borrower; or
(c)    result in, or require, the creation or imposition of any Lien pursuant to the provisions of any indenture, instrument or agreement known to me and binding upon the
Borrower which could reasonably be expected to have a Material Adverse Effect.
3.The Loan Documents have been duly executed and delivered by the Borrower.
Exhibit A-1

4.There is no litigation or proceeding against the Borrower which, to my knowledge, if adversely determined, could reasonably be expected to have a Material Adverse Effect.
5.No approval, authorization, consent, adjudication or order of any Governmental Authority, which has not been obtained by the Borrower, is required to be obtained by the Borrower in connect with the execution and delivery of the Loan Documents, the borrowing under the Credit Agreement or in connection with the payment by the Borrower of the Obligations.
I render no opinion herein as to any provisions of federal or state securities laws and regulations (including laws and regulations administered by the United States Securities and Exchange Commission), state “blue sky” laws and regulations, margin regulations (other than compliance with the provisions of Regulation U and Regulation X of the Federal Reserve Board with respect to the making of the Loans as provided in the Credit Agreement), laws and regulations relating to commodity (and other) futures and indices and other similar instruments, federal or state forfeiture laws, any federal or state laws regulating pensions and employee benefits, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended, federal and state antitrust and unfair competition laws and regulations, federal and state environmental, land use, subdivision and zoning laws and regulations, tax laws and regulations, racketeering (e.g., RICO) laws and regulations, health and safety (e.g., OSHA) and labor laws and regulations, bulk transfer laws and patent, copyright and trademark laws.
I express no opinion with respect to any matter arising out of or related to the USA Patriot Act of 2001, as amended, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. app. 1 et seq., any regulations promulgated under the foregoing laws, Executive Order No. 13224 on Terrorist Financing, any sanctions program administered by the U.S. Department of Treasury’s Office of Foreign Asset Control, or any other laws, regulations, executive orders or government programs designed to combat terrorism or money laundering, or the effect of any of the foregoing laws, regulations, orders or programs, if applicable, to the transaction described in the Credit Agreement.
I am a member of the bar of the State of Washington. Subject to the preceding paragraph, the opinions expressed herein are limited to the laws of the State of Washington, the General Corporation Law of the State of Delaware (without reference to interpretive case law) and the federal laws of the United States of America normally applicable to transactions of this nature (collectively, the “Subject Law”), and I express no opinion concerning the laws of any other jurisdiction, whether applicable directly or through Washington law. I express no opinion concerning any ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level).
This opinion is given as of the date hereof, and is not to be circulated, quoted or otherwise referred to or relied upon for any other purposes or by any other person without my prior written consent; provided, however, that any reliance must be actual and reasonable and subject to the understanding that this opinion is rendered as of the date hereof with no reissuance
Exhibit A-2

as at any future date, including, without limitation, any date that a successor or assign may become a party to the Credit Agreement and provided, further,  that you may furnish this opinion (a) to your potential successors and assignees and to potential participants of your rights under the Credit Agreement, (b) to bank examiners and other regulatory authorities should they so request or in connection with their normal examinations, (c) to your or their respective independent accountants and attorneys, and (d) pursuant to order or legal process of any court or governmental agency or requirement of applicable law or regulation. This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. I expressly disclaim any obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to my attention or changes in the law that may hereafter occur.
Exhibit A-3

EXHIBIT B

FORM OF BORROWING NOTICE

    ______________, 2023

The undersigned, Illinois Tool Works Inc. (the “Borrower”), refers to the Credit Agreement, dated as of May 5, 2023 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto and ING Bank N.V., London Branch, as Agent. Capitalized terms used herein have the meanings assigned to them in the Credit Agreement. The Borrower hereby irrevocably requests the [Loan, pursuant to Section 2.1.2 / Incremental Loan, pursuant to Section 2.4.1] of the Credit Agreement, as follows:
(i)    The Business Day on which the Borrower requests the Loan to be made is ____________, 2023.
(ii)    The aggregate amount of the requested Loan is €____________.
(iii)    The initial Interest Period for the requested Loan is ____ [one, three or six] months.
(iv)    The requested Loan shall be funded to the Borrower at account no. _____________________.

Very truly yours,

ILLINOIS TOOL WORKS INC.

By:
Title:

By:
Title:

Exhibit B

EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:

2.    Assignee:                                 [and is an Affiliate /                            Approved Fund of [identify Lender]]1

3.    Borrower:        Illinois Tool Works Inc.

4.    Agent:            ING Bank N.V., London Branch, as Agent under the Credit Agreement.

5.    Credit Agreement:    Credit Agreement dated as of May 5, 2023 among Illinois                     Tool Works Inc., the Lenders party thereto, and ING Bank N.V.,                    London Branch, as Agent.

1 Select as applicable.
Exhibit C-1

6.    Assigned Interest:

Facility Assigned[1]	Aggregate Amount of Commitment/Loan for all Lenders	Amount of Commitment/Loan Assigned	Percentage Assigned of Commitment/Loan[2]
	€	€	%

Effective Date: ____________________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Agent a completed administrative questionnaire (attached hereto as Schedule I) in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its related parties or its securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

                    ASSIGNOR
                    [NAME OF ASSIGNOR]

    By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

    By:
    Title:

[Consented to and]3 Accepted:

ING BANK N.V., LONDON BRANCH, as Agent

By:
Title:

[Consented to:]4

ILLINOIS TOOL WORKS INC.

By:
Title:

By:
Title:

1 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Commitment”)
2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
3 To be added only if the consent of the Agent is required by the terms of the Credit Agreement.
4 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.
Exhibit C-2

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document or (v) any requirements under applicable law for the Assignee to become a Lender under the Credit Agreement or to charge interest at the rate set forth therein form time to time.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent, Assignor or any other Lender or any of their respective Related Parties, (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (vi) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring asset of such type; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Approved Electronic
Exhibit C-3

Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Illinois.

Exhibit C-4

SCHEDULE I TO ASSIGNMENT AND ASSUMPTION AGREEMENT
(Attached)
ADMINISTRATIVE QUESTIONNAIRE
(Schedule to be supplied by Closing Unit or Trading Documentation Unit)

For Forms for Primary Syndication contact:

Address:     ING Bank N.V., London Branch
8-10 Moorgate
London
EC2R 6DA
Attention:     Loans Agency London
E-mail:     loans.agency@uk.ing.com

For Forms after Primary Syndication contact:

Address:     ING Bank N.V., London Branch
8-10 Moorgate
London
EC2R 6DA
Attention:     Loans Agency London
E-mail:     loans.agency@uk.ing.com

Exhibit C-5

US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS

(Schedule to be supplied by Closing Unit or Trading Documentation Unit)

For Forms for Primary Syndication contact:

Address:     ING Bank N.V., London Branch
8-10 Moorgate
London
EC2R 6DA
Attention:     Loans Agency London
E-mail:     loans.agency@uk.ing.com

For Forms after Primary Syndication contact:

Address:     ING Bank N.V., London Branch
8-10 Moorgate
London
EC2R 6DA
Attention:     Loans Agency London
E-mail:     loans.agency@uk.ing.com
Exhibit C-6

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

To:    The Lenders party to the
    Credit Agreement described below
This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of May 5, 2023 among Illinois Tool Works Inc., the Lenders, and ING Bank N.V., London Branch, as Agent (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.    I am the duly elected or appointed ____________________ of the Borrower;
2.    I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Consolidated Subsidiaries during the accounting period covered by the attached financial statements;
3.    The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and
4.    Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with Section 6.11 of the Credit Agreement for the quarter ended __________, all of which data and computations are true, complete and correct.
Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:
    ____________________________________
    ____________________________________
    ____________________________________
    ____________________________________
The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of __________, 20__.
Exhibit D-1

ILLINOIS TOOL WORKS INC.
By:
Title:

Exhibit D-2

SCHEDULE I TO COMPLIANCE CERTIFICATE
Schedule of Compliance as of ______________ with
Provisions of Section 6.11 of
the Credit Agreement

(Attached)
Exhibit D-3

EXHIBIT E

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

EXHIBIT E-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of May 5, 2023 among Illinois Tool Works Inc. (the “Borrower”), the Lenders from time to time party thereto and ING Bank N.V., London Branch, as Agent.
Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
    Name:
    Title:
Date: _________, 20__
Exhibit E-1-1

EXHIBIT E-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of May 5, 2023 among Illinois Tool Works Inc. (the “Borrower”), the Lenders from time to time party thereto and ING Bank N.V., London Branch, as Agent.
Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
    Name:
    Title:
Date: _________, 20__
Exhibit E-2-1

EXHIBIT E-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships
For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of May 5, 2023 among Illinois Tool Works Inc. (the “Borrower”), the Lenders from time to time party thereto and ING Bank N.V., London Branch, as Agent.
Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:
    Name:
    Title:
Date: _________, 20__
Exhibit E-3-1

EXHIBIT E-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of May 5, 2023 among Illinois Tool Works Inc. (the “Borrower”), the Lenders from time to time party thereto and ING Bank N.V., London Branch, as Agent.
Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:
    Name:
    Title:
Date: _________, 20__
Exhibit E-4-1

EXHIBIT F

FORM OF NOTE
__________, 20__
€__________
Illinois Tool Works Inc., a Delaware corporation (the “Borrower”) promises to pay to ____________________ (the “Lender”) the lesser of the principal sum of __________ Euros or the aggregate unpaid principal amount of the Loan made by the Lender to the Borrower pursuant to Section 2.1 of the Credit Agreement dated as of May 5, 2023, among the Borrower, ING Bank N.V., London Branch, as Agent, and the Lenders named therein, including the Lender (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, hereinafter referred to as the “Credit Agreement”), in the currency in which the Loan is denominated and in immediately available funds at the office of the Agent in London, England, or as otherwise directed by the Agent pursuant to the terms of the Credit Agreement, together with interest, in like money and funds, on the unpaid principal amount hereof at the rates and on the dates set forth in the Credit Agreement. The Borrower shall pay the Loan in full on the last day of the applicable Interest Period.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of the Loan and the date and amount of each principal payment hereunder provided, however, that any failure to so record shall not affect the Borrower’s obligations under any Loan Document.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, to which reference is hereby made for a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Credit Agreement.

This Note shall be construed in accordance with the internal laws (including, without limitation, 735 ILCS Section 105/5-1 et. seq., but otherwise without regard to the conflict of laws provisions) of the State of Illinois, but giving effect to federal laws applicable to national banks.

[Signature Page Follows]

Exhibit F- 1

ILLINOIS TOOL WORKS INC.
By:
Title:

By:
Title:

Exhibit F-2

EXHIBIT G

LENDER ASSUMPTION AGREEMENT

Dated: ________________
Illinois Tool Works Inc.
155 Harlem Avenue
Glenview, Illinois 60025-5811
Attention:    Senior Vice President and Chief Financial Officer
ING Bank N.V., London Branch
8-10 Moorgate
London
EC2R 6DA
Attention: Loans Agency London
E-mail: loans.agency@uk.ing.com

Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of May 5, 2023 among Illinois Tool Works Inc. (the “Borrower”), ING Bank N.V., London Branch, as Agent, and the Lenders named therein (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), terms defined therein being used herein as therein defined).
The undersigned (the “Incremental Lender”) proposes to become an Incremental Lender pursuant to Section 2.4 of the Credit Agreement and, in that connection, hereby agrees that it shall become a Lender for purposes of the Credit Agreement on the Incremental Effective Date and that its Incremental Commitment shall as of such date be €________________.
The undersigned (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5.4 thereof, the most recent financial statements referred to in Section 6.1(a) and (b) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Lender Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule I; and (vi) attaches, if it is not incorporated under the laws of the United States
Exhibit G-1

of America or a state thereof, the forms prescribed by the Internal Revenue Service of the United States required under Section 3.5(f) of the Credit Agreement.
[The Incremental Lender requests that the Borrower deliver to the Agent (to be promptly delivered to the Incremental Lender) a Note payable to the order of the Incremental Lender, dated as of the Incremental Effective Date.]5
The effective date for this Lender Assumption Agreement shall be the Incremental Effective Date. Upon delivery of this Lender Assumption Agreement to the Borrower and the Agent, and satisfaction of all conditions imposed under Section 2.4 as of the Incremental Effective Date, the undersigned shall be a party to the Credit Agreement and have the rights and obligations of a Lender thereunder. As of the Incremental Effective Date, the Agent shall make all payments under the Credit Agreement in respect of the interest assumed hereby (including, without limitation, all payments of principal, interest and commitment fees) to the Incremental Lender.
This Lender Assumption Agreement may be executed in counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart in accordance with Section 15.2 of the Credit Agreement shall be effective as delivery of a manually executed counterpart of this Lender Assumption Agreement.
This Lender Assumption Agreement shall be governed by, and construed in accordance with, the internal laws (and not the conflict of laws provisions) of the State of Illinois.
Very truly yours,
[NAME OF INCREMENTAL LENDER]
By:
Title:

5 NTD: This paragraph is optional and should only be included if the Incremental Lender would like to receive a Note.
Exhibit G - 2

Acknowledged and Agreed to:
[ILLINOIS TOOL WORKS INC.]
By:
Title:

By:
Title:

ING BANK N.V., LONDON BRANCH, as Agent
By:
Title:
Exhibit G - 3

EXHIBIT H

FORM OF CONVERSION/CONTINUATION NOTICE

    ______________, 202_

The undersigned, Illinois Tool Works Inc. (the “Borrower”), refers to the Credit Agreement, dated as of May 5, 2023 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto and ING Bank N.V., London Branch, as Agent. Capitalized terms used herein have the meanings assigned to them in the Credit Agreement.
Pursuant to Section 2.3 of the Credit Agreement, the Borrower hereby requests [the conversion of the Loan] [the continuation of the Loan], as follows:
        (i)    The Business Day on which the Loan is to be converted/continued is _________ __, 202_ (the “Conversion/Continuation Date”).6

(ii)    The Interest Period is ____ [one, three or six] months.

Very truly yours,

ILLINOIS TOOL WORKS INC.

By:
Title:

6 At least four Business Days’ notice shall be provided.
Exhibit H-1